Exhibit 10.1

AMENDMENT NO. 3 TO ADVISORY AGREEMENT

This AMENDMENT NO. 3 TO ADVISORY AGREEMENT is made as of August 7, 2018 by and among New York REIT, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), New York Recovery Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Winthrop REIT Advisors LLC, a Delaware limited liability company (the “Service Provider”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Service Provider entered into that certain Advisory Agreement, dated as of December 19, 2016, pursuant to which the Company and the Operating Partnership appointed Service Provider to (i) serve during the Interim Period as their exclusive advisor with respect to the POL Matters and provide those services set forth in section 3(a) thereof, and (ii) serve as their advisor from and after the Transition Date, to perform the Services set forth therein in each case on the terms and subject to the conditions set forth in the Advisory Agreement and subject to the supervision of the Board (as amended by that certain Amendment No. 1 to Advisory Agreement, made as of February 28, 2018, and by that certain Amendment No. 2 to Advisory Agreement, made as of June 6, 2018, the “Advisory Agreement”);

WHEREAS, the Company intends to either transfer its assets to a liquidating trust or covert into a liquidating entity (the “Conversion”); and

WHEREAS, pursuant to Section 23 of the Advisory Agreement, the Company, the Operating Partnership and the Service Provider desire to make certain amendments to the Advisory Agreement;

NOW, THEREFORE, in consideration of the promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used herein but not specifically defined herein shall have the meaning ascribed to such terms in the Advisory Agreement.

2.

Pre-Conversion Fees. Beginning with the fiscal quarter ending September 30, 2018 and ending on the day immediately prior to the Conversion, the Company shall pay to Service Provider a supplemental quarterly asset management fee of $25,000 (prorated for any partial quarter) as compensation for Services rendered by Service Provider and its Affiliates in connection with the management of the Company’s Assets during such period (such fee, the “Pre-Conversion Interim Fee”). The Interim Fee shall be in addition to the Asset Management Fee paid pursuant to Section 10(a) of the Advisory Agreement.

3.

Post-Conversion Fees. From the Conversion until the termination of the Advisory Agreement, the Company shall not pay the Pre-Conversion Interim Fee or the Asset Management Fee to Service Provider and shall instead pay to Service Provider (a) a monthly fee equal to $100,000 (prorated for any partial month) (the “Post-Conversion Fee”) and (b) a supplemental quarterly fee of $50,000 (prorated for any partial quarter) (the “Post-Conversion Interim Fee”) as compensation for Services rendered by Service Provider and its Affiliates in connection with the management of the Company’s Assets during such period, including submission of certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by the principal executive and financial officers of the liquidating entity; provided that if the liquidating entity is no longer required to submit certifications by its principal executive and financial officers pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, then the Company shall no longer pay, and Service Provided shall no longer be entitled to receive, the Post-Conversion Interim Fee. Notwithstanding anything in the Advisory Agreement to the contrary (including Sections 10(a), 10(b) and 10(d) of the Advisory Agreement, Section 3 of Amendment No. 2 to Advisory Agreement, made as of June 6, 2018 and Section 2 of this Amendment No. 3), no fee or payment other than the Post-Conversion Fee and the Post-Conversion Interim Fee shall be paid to Service Provider or any of its Affiliates by the Company or the Operating Partnership following the Conversion.

4.

Effect of the Agreement. Except as modified by this Amendment No. 3, all of the terms of the Advisory Agreement are hereby ratified and confirmed and shall remain in full force and effect. This Amendment No. 3 shall be construed as one with the Advisory Agreement, and the Advisory Agreement shall, where context requires, be read and construed so as to incorporate this Amendment No. 3.

5.

General Provisions. The terms and provisions of Sections 22 through 30 (inclusive) of the Advisory Agreement are hereby incorporated by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment No. 3.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first written above.

NEW YORK REIT, INC.

By:	/s/ Randolph C. Read
Name: Randolph C. Read
Title: Chairman

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.

By: New York REIT, Inc., its general partner

By:	/s/ Randolph C. Read
Name: Randolph C. Read
Title: Chairman

WINTHROP REIT ADVISORS LLC

By:	/s/ Michael L. Ashner
Name: Michael L. Ashner
Title: Chairman

[Signature Page to Amendment No. 3 to Agreement]